UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 3, 2020
Universal Technical Institute, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 500, Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	623-445-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	UTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We previously announced that Ms. Jameson, our former Executive Vice President and Chief Marketing Officer, left the company effective as of January 6, 2020.  On March 3, 2020, we and Ms. Jameson entered into a Confidential Severance, Waiver, and Release Agreement (the “Severance Agreement”).  The Severance Agreement provides that, if Ms. Jameson does not revoke the Separation Agreement within the applicable seven-day revocation period, Ms. Jameson will (i) receive a sum of $266,249.88 (less all applicable deductions and withholdings), representing an amount equal to 39 weeks of her base salary at the time of termination, (ii) be entitled to an annual pro-rated bonus for the fiscal year ending September 30, 2020 based on the metrics previously established by our Chief Executive Officer and the Board of Directors if such bonus is approved by our Board of Directors as payable to all current employees, (iii) receive an amount equal to $23,849.37, less applicable deductions and withholdings, which is equal to the employer-paid portion of medical and dental benefits for 18 months, plus an additional 40%, and (iv) be provided with six months of career transition services.  The Severance Agreement contains a general release of claims that is binding upon Ms. Jameson.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Severance Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

March 6, 2020	By:	/s/ Troy R. Anderson

	Name:	Troy R. Anderson
	Title:	Executive Vice President and Chief Financial Officer